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                                                                     EXHIBIT 5.6


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys At Law
                                                   -----------------------------

                                                   101 Second Street, Suite 1800
                                                    San Francisco, CA 94105-3606

                                                               Tel. 415.371.1200
                                                               Fax. 415.371.1211
                                                              www.thelenreid.com

                               December 12, 2003

Ardent Health Services LLC
Ardent Health Services, Inc.
One Burton Hills Boulevard, Suite 250
Nashville, Tennessee 37215

     RE:  10% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

     We have acted as special California counsel to Ardent Health Services LLC, a Delaware limited liability company (the "PARENT"), and rendered legal opinions set forth herein, relating to that certain Indenture dated as of August 19, 2003 (the "INDENTURE") among Ardent Health Services, Inc., a Delaware corporation (the "ISSUER"), the Parent, U.S. Bank Trust National Association, N.A., as trustee, and each of the guarantors identified therein, including without limitation, BHC Cedar Vista Hospital, Inc., a California corporation (the "CALIFORNIA GUARANTOR").

     We refer to the Registration Statement on Form S-1 (File No. 333-110117) (the "REGISTRATION STATEMENT") filed by Parent, Issuer, and the other subsidiaries of the Parent named therein as guarantors (collectively, the "SUBSIDIARY GUARANTORS") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due to 2013 (the "EXCHANGE NOTES"), to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "ORIGINAL NOTES"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including the California Guarantor. Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

     We are advised as follows: (1) the Original Notes were and the Exchange Notes will be issued pursuant to the Indenture, (2) the Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "INITIAL PURCHASERS"), without registration under the Securities Act, and (3) the Original Notes were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.

     In rendering the opinions expressed below, we have examined and relied upon (i) copies of the Registration Statement, the Indenture and the Form of Notation of Guarantee (the
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                                                        THELEN REID & PRIEST LLP

Ardent Health Services LLC
Ardent Health Services, Inc.
December 12, 2003
Page 2


"NOTATION OF GUARANTEE") under the Indenture, (ii) such questions of law as we have deemed necessary or appropriate for the purposes of this Opinion, (iii) such records of the California Guarantor, including, without limitation, certificates of officers of California Guarantor, and (iv) such other documents as we have deemed necessary as a basis for the opinions expressed below. The Indenture and the Notation of Guarantee are hereinafter referred to together as the "DOCUMENTS".

         In our examination, we have assumed, with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) the legal capacity of all natural persons who signed one or more of the Documents;
(iii) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) the truth and accuracy of each of the representations and warranties in the Indenture as to factual matters; and (v) the absence of evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

         With respect to our opinion as to good standing set forth in paragraph 1 below, we have relied solely on good standing certificates of public officials in California.

         Based upon and subject to the foregoing and subject also to the comments, assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

         1. The California Guarantor is duly incorporated and is validly existing in good standing under the laws of the State of California.

         2. The California Guarantor has corporate power and authority to enter into and perform its obligations under the Indenture and the Notation of Guarantee.

         3. The Indenture has been duly authorized, executed and delivered by the California Guarantor.

         4. The Notation of Guarantee has been duly authorized by the California Guarantor.

         We are qualified to practice law in the State of California and we express no opinion on the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of California. No opinion is expressed as to the application of any anti-fraud laws, federal or state securities laws, or tax laws.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.


                                       2
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Ardent Health Services LLC
Ardent Health Services, Inc.                            THELEN REID & PRIEST LLP
December 12, 2003
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         This opinion speaks only as of the date of this letter and we do not undertake any obligation to advise you of any changes in law or fact that occur after such date. This opinion is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter is provided to you solely for your benefit by us in our capacity as special California counsel to the Parent. In addition, Ropes & Gray LLP may rely upon this opinion as if it were addressed to them. This opinion letter may not be relied upon by you or Ropes & Gray LLP for any other purpose or relied upon by any other person or entity without, in each instance, our prior written consent.


                                    Very truly yours,



                                    /s/ Thelen Reid & Priest LLP
                                    ----------------------------
                                    THELEN REID & PRIEST LLP